                                                                     EXHIBIT 4.3


NYU                     [PICTURE]                 COMMON STOCK

  NUMBER                                 150,000,000 SHARES AUTHORIZED

                                              PAR VALUE ONE DOLLAR

         [      ]                       THIS CERTIFICATE IS TRANSFERABLE                                               SHARES
                                         IN CANTON, MA, JERSEY CITY, NJ
                                              AND NEW YORK CITY, NY

                                                   McDERMOTT
                                               INTERNATIONAL, INC.
                                                                                                                   CUSIP 580037 10 9

                                       "Organized under the Laws of the Republic of Panama by Notarial
                                       Document No. 1869 of August 10, 1959, Notary Number One of the
                                       Circuit of Panama, recorded in the Public Registry Office, Section of Mercantile Persons, at Volume 372, Folio 216, Entry 81.615 on
                                       August 11, 1959."

                                       "The corporation has authority to issue 175,000,000 shares of capital stock, of which 150,000,000 shares will be Common Stock with a par value of one dollar ($1.00) per share and 25,000,000 shares will be
                                       Preferred Stock with a par value of one dollar ($1.00) per share to be issued in one or more series pursuant to Article 3 of the Articles of
                                       Incorporation."

                                                         SEE REVERSE FOR CERTAIN DEFINITIONS


                                       INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF PANAMA


THIS CERTIFIES THAT



is the owner of


                                  FULL PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

McDermott International, Inc. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (copies of which are on file with the
Transfer Agents), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the
Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]

Dated



/s/ JOHN T. NESSER, III               /s/ BRUCE W. WILKINSON               COUNTERSIGNED AND REGISTERED:
                                                                             EQUISERVE TRUST COMPANY, N.A.
 SECRETARY                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER         TRANSFER AGENT AND REGISTRAR
                                                                           BY:

                                                                                      AUTHORIZED SIGNATURE.

This certificate also evidences and entitles the holder to certain Rights as set forth in the Rights Agreement between McDermott International, Inc. (the "Company") and EquiServe Trust Company, N.A. (the "Rights Agent") dated as of October 17, 2001 as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.

                         MCDERMOTT INTERNATIONAL, INC.

         A COPY OF THE PROVISIONS SETTING FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS MAY BE OBTAINED WITHOUT CHARGE FROM THE TRANSFER AGENT OR FROM THE SECRETARY OF THE COMPANY.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   -as tenants in common            UNIF GIFT MIN ACT-   ............Custodian..............
     TEN ENT   -as tenants by the entireties                            (Cust)               (Minor)
     JT TEN    -as joint tenants with right of                       under Uniform Gifts to Minors
                survivorship and not as tenants                      Act.........................
                in common                                                        (State)
                  Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, _______ HEREBY SELL, ASSIGN AND TRANSFER UNTO

  PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------

----------------------------------------- --------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                       SHARES
----------------------------------------------------------------------
OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
                                  ----------------------------------------------

--------------------------------------------------------------------------------
ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN-NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED,
      -----------------




                                   ---------------------------------------------

  NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.